SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007 (September 5, 2007)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 5, 2007, Jeffrey Stone was appointed as a director of Medialink Worldwide Incorporated (the “Company”). Mr. Stone, a private investor, will complete the term of Donald Kimelman, who, as previously announced, resigned as a director of the Company effective June 29, 2007. Mr. Stone will serve as a director until the Company’s 2008 annual meeting, at which time he will stand for election to a three-year term. There were no arrangements or understandings between Mr. Stone and any other individual pursuant to which Mr. Stone was appointed as a director of the Company. The board of directors of the Company has not yet determined if Mr. Stone will serve on any of its committees. Mr. Stone has not been involved in any transactions with the Company other than the ownership of shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Exhibits

99.1 Press release of the Company dated September 6, 2007, entitled “Medialink Elects Jeffrey Stone to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated Registrant

Date: September 7, 2007	By:	/s/ Kenneth Torosian
Kenneth Torosian Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated September 6, 2007, entitled “Medialink Elects Jeffrey Stone to Board of Directors.”